Exhibit 99.1

For Immediate Release

MORRIS PUBLISHING GROUP, LLC PRESENTS AT THE JPMORGAN

ANNUAL HIGH YIELD CONFERENCE 2007

AUGUSTA, Ga. (January 23, 2007) – Morris Publishing Group, LLC will make a presentation this afternoon, on Tuesday, Jan. 23, concerning its newspaper and publishing business at the 2007 JPMorgan Annual High Yield Conference in Miami, Fla.

A copy of the presentation has been made accessible through the Morris Publishing Group’s Web site at morris.com.

Certain statements contained in this presentation are forward-looking. They are based on management’s current knowledge of factors affecting Morris Publishing Group’s business. Actual results could differ materially from those currently anticipated, depending upon – but not limited to – changes in national and local economies, the price of newsprint, interest rates, the evolution of the Internet, and other significant events that could affect the economy.

Morris Publishing Group, LLC is a wholly owned subsidiary of Morris Communications Company, LLC, a privately held media company based in Augusta, Ga. Morris Publishing owns and operates 27 daily newspapers as well as nondaily newspapers, city magazines and free community publications in the Southeast, Midwest, Southwest and Alaska. For more information, visit morris.com.

For further information, please contact:

Craig S. Mitchell

Senior Vice President of Finance

Morris Communications Company, LLC

706-823-3236